UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 24, 2025
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On October 24, 2025, the Board of Directors (the “Board”) of DexCom, Inc. (“Dexcom” or the “Company”), pursuant to the Amended and Restated Bylaws of the Company, increased the size of the Board to ten directors and appointed Dr. Euan Ashley as a director, effective immediately. Dr. Ashley will hold office for a term expiring at the 2026 annual meeting of Dexcom’s stockholders (the “2026 Annual Meeting”). The Board also appointed Dr. Ashley to serve as a member of the Nominating and Governance Committee (the “Nominating Committee”) and the Technology Committee of the Board, effective immediately. In connection with Dr. Ashley’s appointment to the Nominating Committee, Kyle Malady will step down as a member of the Nominating Committee but continue in his role as chair of the Technology Committee.
As previously disclosed, on July 30, 2025, the Company filed a Current Report on Form 8-K to announce, among other things, the increase in the size of the Board to ten directors effective January 1, 2026, and the appointment of Jacob S. Leach as a director effective January 1, 2026, provided he continues to provide services to the Company. In connection with Dr. Ashley’s appointment, on October 24, 2025, the Board also increased the size of the Board from ten to eleven directors effective January 1, 2026, and confirmed the previous appointment of Mr. Leach as a director effective January 1, 2026, provided he continues service with the Company.
There is no arrangement or understanding between Dr. Ashley and any other persons pursuant to which Dr. Ashley was selected as a director. Dr. Ashley is not a party to and does not have any direct or indirect material interest in any transaction with Dexcom required to be disclosed under Item 404(a) of Regulation S-K. The Board determined that Dr. Ashley qualifies as an independent director pursuant to the Securities Act of 1933, as amended, and the listing standards of the Nasdaq Stock Market, in each case as currently in effect. Dr. Ashley also entered into Dexcom’s standard form of indemnity agreement for its directors and executive officers, which was filed as Exhibit 10.43 to Dexcom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 11, 2021.
In accordance with Dexcom’s non-employee director compensation program, upon his appointment Dr. Ashley was granted an initial appointment equity grant of restricted stock units (“RSUs”) with a fair value of $500,000, vesting annually over the three years following the date of grant, subject to Dr. Ashley’s continued service. Dr. Ashley will also be eligible to receive the annual equity grant to non-employee directors on or around the 2026 Annual Meeting in the form of a grant of RSUs with a fair value of $345,000 for his service on the Board and committees. The annual award vests on the earlier of the date of the first annual stockholder meeting thereafter or one year from the date of grant, subject to continued service. Vesting of outstanding equity awards held by non-employee directors is accelerated in full upon a change in control of Dexcom.
ITEM 7.01.    REGULATION FD DISCLOSURE.
On October 27, 2025, Dexcom announced the appointment of Dr. Ashley to the Board in a press release furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

99.1	Press release dated October 27, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

By:	/s/ JEREME M. SYLVAIN Jereme M. Sylvain Executive Vice President, Chief Financial Officer

Date:	October 27, 2025